UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 25, 2008
Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-7416	38-1686453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
63 Lancaster Avenue Malvern, PA 19355		19355-2143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On February 25, 2008, the Compensation Committee of the Board of Directors of Vishay Intertechnology, Inc. (the “Company”) approved an increase in the annual salary of the Company’s Chief Executive Officer, and the Board of Directors of the Company, on the recommendation of the Compensation Committee, approved increases in the annual salaries of the Company’s other executive officers.  The new base salaries are effective January 1, 2008 and are set forth in the table below.

Name	Positions Held	2008 Base Salary

Dr. Felix Zandman	Executive Chairman of the Board, Chief Technical and Business Development Officer	$975,000(1)

Dr. Gerald Paul	President and Chief Executive Officer	€752,776 (approximately $1,107,000)(2)

Richard N. Grubb	Executive Vice President and Chief Financial Officer	$484,380

Marc Zandman	Vice-Chairman of the Board, Chief Administration Officer, and President - Vishay Israel Ltd.	NIS 1,422,981 (approximately $385,000)(3)

Ziv Shoshani	Executive Vice President, Chief Operating Officer	NIS 1,201,329 (approximately $325,000)(3)

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(1) – No change from prior year.
(2) – Salary paid in Euro.
(3) – Salary paid in Israeli shekels.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

                      VISHAY INTERTECHNOLOGY, INC.

                    By: /s/ Richard N. Grubb
                    Name: Richard N. Grubb
                    Title:   Executive Vice President and
                      Chief Financial Officer